Exhibit 99.1

FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES PRICING OF $3.1 MILLION EQUITY OFFERING

San Antonio, Texas (March 11, 2015) – EnerJex Resources, Inc. (NYSE MKT: ENRJ) (NYSE MKT: ENRJ.PR) (“EnerJex” or the “Company”), an independent oil and natural gas exploration and production company, announced today that it has entered into a definitive agreement with an institutional investor for a financing of $3.1 million in gross proceeds. Under the terms of the agreement, EnerJex will issue 763,547 registered shares of its common stock together with 1,242 registered shares of its newly designated Series B Convertible Preferred Stock (the “Preferred Stock”). The transaction also provides for Enerjex to issue 522 unregistered shares of Preferred Stock and unregistered warrants to purchase 1,771,428 shares of its common stock. The investor’s ability to convert a portion of the Preferred Stock and to exercise the warrant are restricted prior to EnerJex obtaining approval of the offering by its shareholders, which EnerJex expects to obtain before May 31, 2015.

The Preferred Stock will have a liquidation preference of $1,000 per share, and will be convertible at the option of the holder at a conversion ratio equal to approximately 571 shares of EnerJex’s common stock for each one (1) share of Preferred Stock, subject to customary adjustments and anti-dilution price protection. Dividends are payable on the shares of Preferred Stock only if and to the extent that dividends are payable on the common stock into which the Preferred Stock is convertible. The Preferred Stock has no maturity date and can be redeemed by the Company beginning twelve months after the closing of the offering or upon a change of control. Each warrant will be exercisable for one share of EnerJex’s common stock, for a period of five years beginning six months after the closing of the offering, at a cash exercise price of $2.75 per share, and may be exercised on a cashless basis after that six-month period if no effective registration statement covers the warrant shares by that time.

EnerJex plans to use the net proceeds from the offering for general corporate purposes, including but not limited to repaying and servicing debt, paying operating expenses in the ordinary course of business, and investigating and pursuing the acquisition of assets and other strategic transactions.

In addition to having pursued this offering, the Company currently is evaluating a number of strategic initiatives, including but not limited to potential acquisitions, mergers, and sales of non-core assets. EnerJex holds a minority interest in a corporation that is expected to close on a sale of its principal asset in approximately 30 days, which is expected to generate approximately $1.5 million to EnerJex during 2015.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

EnerJex's offering is expected to close on or about Friday, March 13, 2015, subject to the satisfaction of customary closing conditions. A more complete description of the terms and conditions of the financing will be available in the prospectus supplement filed with the Securities and Exchange Commission (“SEC”), describing the financing.

Northland Capital Markets and Euro Pacific Capital acted as placement agents for the Company in the financing. 'Northland Capital Markets' is the trade name for certain capital market and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The 763,547 shares of common stock and a portion of the Preferred Stock sold by EnerJex are being offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-199030) previously filed and declared effective by the SEC on February 25, 2015.  A prospectus supplement related to the registered direct offering of such common stock and Preferred Stock has been filed with the SEC.  Those securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Copies of the final prospectus supplement and accompanying base prospectus for the registered shares may be obtained at the SEC's website at www.sec.gov or from either of the following:

Northland Capital Markets

Carl Goltermann

45 South 7th Street, Suite 2000

Minneapolis, MN 55402

(949) 600-4100

cgoltermann@northlandcapitalmarkets.com

Euro Pacific Capital

Jayson Schroeder

1201 Dove Street, Suite 200

Newport Beach, CA 92660

(949) 732-3543

jschroeder@europac.net

The unregistered Series B Preferred Stock and unregistered warrant were issued and sold in a private placement and have not been registered under the Securities Act of 1933, as amended, or any state securities law.  The unregistered Preferred Stock and the warrant may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EnerJex Resources, Inc.

EnerJex Resources, Inc. (NYSE MKT: ENRJ) (NYSE MKT: ENRJ.PR) is an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the Rocky Mountain and Mid-Continent regions of the United States. The Company owns oil and gas leases covering nearly 100,000 acres in multiple prolific hydrocarbon basins located in Colorado, Kansas, Nebraska, and Texas.

EnerJex's producing assets are characterized by long lived reserves with low production decline rates, and the Company has identified more than 500 drilling locations within its existing properties. Through its large acreage footprint in the Denver-Julesburg ("DJ") Basin, EnerJex also has exposure to emerging oil resource plays including the horizontal Niobrara and Codell plays in Weld County, Colorado. The Company's management team has more than 100 years of combined experience in the oil and gas exploration and production industry, including geology, engineering, operations, and finance. EnerJex's headquarters are located in San Antonio, Texas, and additional information is available on its website at www.enerjex.com.

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the amount and use of proceeds expected to be received from the financing, the closing of the financing, the conversion of the Preferred Stock and the exercise of the warrant, the evaluation of strategic initiatives and the potential sale of an asset by an entity in which EnerJex holds a minority interest, any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of those matters, are forward-looking statements. Such statements involve material risks and uncertainties, including but not limited to: whether newly drilled or newly acquired properties will produce at levels consistent with management's expectations; market conditions; whether we will experience equipment failures and, if they materialize, whether we will be able to fund repair work without materially impairing planned production levels or the availability of capital for further production increases; the ability of EnerJex to meet its loan covenants under the debt facility that is expected to fund the costs of the new wells and to obtain financing from other sources for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly producing assets; the ability to retain necessary skilled workers to operate the new producing wells; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; the ability to manage and continue growth; and the ability of management to successfully integrate Black Raven. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM